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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(7)
Registration Statement No: 333-237139

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.0001 per share	38,249,667(1)(2)	$9.16(3)	$350,366,949.72(3)	$45,477.63(4)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of the Company's common stock registered hereby shall include an indeterminable number of shares of the Company's common stock that may be issued in connection with a stock split, stock dividend, recapitalization or other similar event. No additional consideration will be received for any shares of common stock issued in connection with any such event(s) and as a result, no registration fee is required to be paid for these shares pursuant to Rule 457(i) under the Securities Act.

(2)
Represents the maximum number of shares of common stock that we expect could be issued upon exchange of the 4.00% Exchangeable Senior Notes due 2024 at a current maximum exchange rate of 110.8686 shares of the Company's common stock per $1,000 principal amount of notes.

(3)
The proposed maximum offering price per share with respect to the 38,249,667 shares of common stock being registered pursuant to this prospectus supplement is $9.16, estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(a) under the Securities Act, and, in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sale prices of our common stock on the NASDAQ Global Select Market on June 16, 2020.

(4)
Payment of the registration fee at the time of filing of the registrant's registration statement on Form S-3, filed with the Securities and Exchange Commission on March 12, 2020 (File No. 333-237139), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying .0001298 by the proposed maximum aggregate offering price.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 12, 2020)

Uniti Group Inc.

38,249,667 Shares of Common Stock

        This prospectus supplement relates to the offer and sale from time to time of up to 38,249,667 shares of our common stock, par value $0.0001 per share (the "Common Stock"), issuable upon exchange of $345,000,000 aggregate principal amount of 4.00% Exchangeable Senior Notes due 2024 (the "Notes") issued by our indirect subsidiary, Uniti Fiber Holdings Inc. ("Uniti Fiber"), in a private transaction that closed on June 28, 2019. We are filing this prospectus supplement to satisfy one of our obligations under the registration rights agreement, dated as of June 28, 2019, entered into among Uniti Group Inc., Uniti Fiber, and Barclays Capital Inc., on behalf of the initial purchasers, in connection with the issuance of the Notes. Unless the context requires otherwise, the words "Uniti," "we," "Company," "us" and "our" refer to Uniti Group Inc.

        Under certain circumstances, we may issue shares of Common Stock upon the exchange of the Notes. In such circumstances, the recipients of such common stock (the "Selling Stockholders") may use this prospectus supplement to resell from time to time the shares of Common Stock that we may issue to them upon the exchange of the Notes. Additional Selling Stockholders may be named by future prospectus supplements.

        The registration of the shares of Common Stock covered by this prospectus supplement does not necessarily mean that any of the Selling Stockholders will exchange their Notes for Common Stock, that upon any exchange of the Notes we will elect to exchange some or all of the Notes for shares of Common Stock rather than cash, or that any shares of Common Stock received upon exchange of the Notes will be offered or sold by the Selling Stockholders.

        We will receive no proceeds from any issuance of shares of Common Stock to the Selling Stockholders or from any sale of such shares by the Selling Stockholders, but we have agreed to pay certain registration expenses relating to such shares of Common Stock. See "Selling Stockholders" and "Plan of Distribution" in this prospectus supplement. The Selling Stockholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus supplement.

        We have elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes. To assist us in qualifying as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including a provision generally restricting stockholders from owning more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, without the prior consent of our board of directors. See "Restrictions on Ownership and Transfer" in the accompanying prospectus.

        Our Common Stock is listed on the NASDAQ Global Select Market under the symbol "UNIT." On June 19, 2020, the last reported sales price of our Common Stock was $9.05 per share.

        Investing in our Common Stock involves risks. You should carefully read and consider the risk factors included in in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, and in other documents that we may file with the SEC. See "Risk Factors" on page S-4 of this prospectus supplement for more information.

        Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated June 22, 2020.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Common Stock offered. The second part, the accompanying base prospectus which is dated March 12, 2020, provides more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We maintain a website at www.uniti.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this prospectus supplement or any other report or documents we file with or furnish to the Securities and Exchange Commission (the "SEC").

        We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, we will file periodic reports, current reports, proxy statements and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov and at the SEC's public reference facilities referred to below. See "Incorporation By Reference" in this prospectus supplement.

INCORPORATION BY REFERENCE

        We are "incorporating by reference" into this prospectus supplement the information in documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information to the extent that the later filed information modifies or replaces such earlier information. We incorporate by reference in this prospectus supplement the following documents, which we have filed or will file with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 12, 2020;

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2020 that are incorporated by reference into our Annual Report on Form 10-K referred to above;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

  •
  our Current Reports on Form 8-K (or 8-K/A) filed on February 5, 2020 (other than information provided in Item 7.01 thereto), February 10, 2020, February 14, 2020, March 2, 2020, March 10, 2020, March 20, 2020, May 15, 2020 and May 15, 2020;

  •
  the description of our Common Stock contained in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on March 26, 2015, including any amendments or reports filed with the SEC for the purpose of updating such description, including Exhibit 4.22 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020; and

  •
  all documents and reports subsequently filed by us with the SEC (other than, in each case, any information or documents furnished, rather than filed, with the SEC pursuant to certain items of Form 8-K) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the underlying securities.

        You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC at the Public Reference Room of the SEC at 100 F Street, NE, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement includes forward-looking statements as defined under U.S. federal securities law. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding: our expectations regarding the settlement we have announced with Windstream Holdings, Inc. ("Windstream Holdings") and its subsidiaries (Windstream Holdings, together with its subsidiaries, "Windstream") and our ability to satisfy the conditions precedent to its effectiveness, and Windstream's ability to implement a successful plan of reorganization and emerge from bankruptcy (including the timing thereof); if the settlement is not effected, the bankruptcy and Windstream's performance under its long-term exclusive triple-net lease with us (the "Master Lease"); if the settlement is not effected, our expectations with respect to the treatment of the Master Lease in Windstream's petitions for relief under Chapter 11 of the Bankruptcy Code, including with respect to Windstream's claims that the Master Lease should be recharacterized as a financing transaction, that the Master Lease is a lease of personal property and that rent payments and tenant capital improvements made by Windstream under the Master Lease constituted constructive fraudulent transfers and that we are in breach of certain of our obligations under the Master Lease; our expectations regarding the effect of substantial doubt about our ability to continue as a going concern; our expectations about our ability to maintain our status as a real estate investment trust ("REIT"); our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition, including the potential need to perform an interim goodwill analysis and report an impairment charge related thereto; our expectations regarding the future growth and demand of the telecommunication industry, future financing plans, business strategies, growth prospects, operating and financial performance, and our future liquidity needs and access to capital; our expectations regarding the probability of our obligation to pay contingent consideration upon Tower Cloud, Inc.'s achievement of certain defined operational and financial milestones; expectations regarding future deployment of fiber strand miles and small cell networks and recognition of revenue related thereto; expectations regarding levels of capital expenditures; expectations regarding the deductibility of goodwill for tax purposes; expectations regarding reclassification of accumulated other comprehensive income (loss) related to derivatives to interest expense; expectations regarding the amortization of intangible assets; our expectations regarding the wind down of the Consumer CLEC business; and expectations regarding the payment of dividends.

        Words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

  •
  the future prospects of our largest customer, Windstream Holdings, which, following a finding that it is in default of certain of its debt, on February 25, 2019, and along with all of its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code;

  •
  our ability to continue as a going concern if our settlement is not implemented and/or Windstream is not able to successfully emerge and the settlement is not implemented, and Windstream Holdings were to succeed in its recharacterization and fraudulent transfer claims against us, reject the Master Lease or be unable or unwilling to perform its obligations under the Master Lease;

  •
  adverse impacts of the COVID-19 pandemic on our employees, our business, the business of our customers and other business partners and the global financial markets;

  •
  the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements;

  •
  the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them;

  •
  the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant;

  •
  our ability to renew, extend or retain our contracts or to obtain new contracts with significant customers (including customers of the businesses that we acquire);

  •
  the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms or operate and integrate the acquired businesses;

  •
  our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments;

  •
  our ability to access debt and equity capital markets;

  •
  adverse impacts of changes to our business, economic trends or key assumptions regarding our estimates of fair value, including potential impacts of recent developments surrounding Windstream that could result in an impairment charge in the future, which could have a significant impact to our reported earnings;

  •
  the impact on our business or the business of our customers as a result of credit rating downgrades, and fluctuating interest rates;

  •
  adverse impacts of litigation or disputes involving us or our customers;

  •
  our ability to retain our key management personnel;

  •
  our ability to maintain our status as a REIT, including as a result of the effects of the recent events with respect to our largest customer, Windstream Holdings;

  •
  changes in the U.S. tax law and other federal, state or local laws, whether or not specific to REITs, including the impact of the 2017 U.S. tax reform legislation;

  •
  covenants in our debt agreements that may limit our operational flexibility;

  •
  the possibility that we may experience equipment failures, natural disasters, cyber-attacks or terrorist attacks for which our insurance may not provide adequate coverage;

  •
  the risk that we fail to fully realize the potential benefits of or have difficulty in integrating the companies we acquire;

  •
  other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments;

  •
  the risk that the agreements regarding the announced disposition of U.S. towers assets may be modified or terminated prior to expiration or that the conditions to such disposition may not be satisfied; and

  •
  additional factors discussed in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Part II, Item 1A "Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in Part I, Item 1A "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as those described from time to time in our future reports filed with the SEC.

        Forward-looking statements speak only as of the date of this prospectus. Except in the normal course of our public disclosure obligations, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

UNITI GROUP INC.

        We are an independent, internally managed real estate investment trust engaged in the acquisition and construction of mission critical infrastructure in the communications industry. We are principally focused on acquiring and constructing fiber optic broadband networks, wireless communications towers, copper and coaxial broadband networks and data centers.

        Our executive offices are located at 10802 Executive Center Drive, Benton Building Suite 300, Little Rock, Arkansas 72211. Our telephone number is (501) 850-0820.

RISK FACTORS

        Investing in our Common Stock involves risk. Before you invest in our Common Stock, you should carefully consider all of the risk factors incorporated by reference in this prospectus supplement, including the risk factors set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should also carefully consider all of the other information included or incorporated by reference in this prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our Common Stock. Some statements in this prospectus supplement constitute forward looking statements. See "Cautionary Statement Regarding Forward Looking Statements" in this prospectus supplement.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the shares of our Common Stock offered by the Selling Stockholders. We have agreed to pay certain expenses related to this offering, which we estimate to be approximately $100,000.00.

        We will bear all other costs, fees and expenses incurred in connection with the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, NASDAQ listing fees, fees and expenses of our counsel and accountants, and blue-sky fees and expenses. The Selling Stockholders will pay any underwriting fees, discounts or commissions attributable to the sale of the shares registered under this prospectus, or any fees and expenses of any broker-dealer or other financial intermediary engaged by any Selling Stockholder.

 SELLING STOCKHOLDERS

        The Notes were originally issued by Uniti Fiber, an indirect subsidiary of the Company, and sold by the initial purchasers of the Notes in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by the initial purchasers to be qualified institutional buyers as defined by Rule 144A under the Securities Act. Under certain circumstances, we may issue shares of our Common Stock upon the exchange of the Notes. In such circumstances, the Selling Stockholders may use this prospectus supplement to resell from time to time the shares of our Common Stock that we may issue to them upon the exchange of the Notes.

        Information about certain Selling Stockholders is set forth herein, and information about additional Selling Stockholders may be set forth in a future prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus supplement. Selling Stockholders, including their transferees, pledgees, donees or their successors, may from time to time offer and sell pursuant to this prospectus supplement and any future prospectus supplement or post-effective amendment any or all of the shares of our Common Stock which we may issue upon the exchange of the Notes.

        The following table sets forth information, as of May 28, 2020, with respect to the Selling Stockholders and the number of shares of our Common Stock that would become beneficially owned by each Selling Stockholder should we issue our Common Stock to such Selling Stockholder that may be offered pursuant to this prospectus supplement upon the exchange of the Notes. The information is based on information provided by or on behalf of the Selling Stockholders. The Selling Stockholders may offer all, some or none of the shares of our Common Stock which we may issue upon the exchange of the Notes. Because the Selling Stockholders may offer all or some portion of such shares of our Common Stock, we cannot estimate the number of shares of our Common Stock that will be held by the Selling Stockholders upon termination of any of these sales. In addition, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes or shares of our Common Stock since the date on which they provided the information regarding their Notes in transactions exempt from the registration requirements of the Securities Act.

        The number of shares of our Common Stock issuable upon the exchange of the Notes shown in the table below assumes exchange of the full amount of notes held by each Selling Stockholder at the current maximum exchange rate of 110.8686 shares of our Common Stock per $1,000 principal amount of Notes and a cash payment in lieu of any fractional share. This exchange rate is subject to adjustment in certain events, including, but not limited to, the issuance of certain stock dividends on our Common Stock, the issuance of certain rights, options or warrants, combinations, distributions of capital stock, indebtedness or other assets or property, cash dividends in excess of certain amounts, and certain tender or exchange offers by us. Accordingly, the number of shares of our Common Stock issued upon the exchange of the Notes may increase or decrease from time to time. The number of shares of our Common Stock owned by the other Selling Stockholders or any future transferee from any such holder assumes that they do not beneficially own any shares of Common Stock other than the Common Stock that we may issue to them upon the exchange of the Notes.

        Based upon information provided by the Selling Stockholders, none of the Selling Stockholders, including any of the Selling Stockholders identified below, nor any of their affiliates, officers, directors or principal equity holders has held any positions or office or has had any material relationship with us or any of our predecessors or affiliates within the past three years.

        To the extent any of the Selling Stockholders identified below are broker-dealers, they may be deemed to be, under interpretations of the staff of the SEC, "underwriters" within the meaning of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting and investment power with respect to all shares of our Common Stock beneficially owned.

Name	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering(2)	Percentage of Shares Beneficially Owned After the Offering(1)(2)
HBK Master Fund L.P.(3)	4,125,531	2.13%	4,125,531	—	—
Any other holders of Common Stock issuable upon exchange of the notes or future transferee, pledgee, donee or successor of any holder(4)	34,124,136	17.58%	34,124,136	—	—
TOTAL	38,249,667	19.71%	38,249,667	—	—

(1)
Based on a total of 194,091,250 shares of our Common Stock outstanding as of June 15, 2020.

(2)
Assumes the Selling Stockholders sell all of their shares of our Common Stock offered pursuant to this prospectus supplement or future prospectus supplements.

(3)
HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over HBK Master Fund L.P. pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P. HBK Investments L.P. has delegated discretion to vote and dispose of the Common Stock to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Jon L. Mosle III and Matthew Luth. HBK Master Fund L.P. is an affiliate of HBK Global Securities L.P., a registered broker-dealer. The address of HBK Master Fund L.P. is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, TX 75201.

(4)
Additional Selling Stockholders not named in this prospectus supplement will not be able to use this prospectus supplement for resales until they are named in the Selling Stockholders table by a future prospectus supplement or post-effective amendment. Transferees, successors and donees of identified Selling Stockholders will not be able to use this prospectus supplement for resales until they are named in the Selling Stockholders table by a future prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus supplement after the effective date of this prospectus supplement.

PLAN OF DISTRIBUTION

        We are registering the resale of shares of our Common Stock to provide the Selling Stockholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the Selling Stockholders pursuant to this prospectus supplement or at all. The Selling Stockholders may, from time to time, sell any or all of the shares of our Common Stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The Selling Stockholders will be responsible for any agent's commissions. The Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares (which may involve crosses or block transactions):

  •
  on NASDAQ or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions other than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, swaps or derivatives whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange or market distribution in accordance with the rules of the applicable exchange or market;

  •
  in privately negotiated transactions;

  •
  through the settlement of short sales;

  •
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  pledge or grant of security interest in some or all of the shares, and, if the Selling Stockholder defaults in the performance of secured obligations, the pledgees or secured parties may offer or sell the shares;

  •
  transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be Selling Stockholders for purposes of this prospectus supplement;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The Selling Stockholders may also sell shares under Rule 144 under the Securities Act rather than under this prospectus supplement.

        In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares short and deliver the shares to close out such short position and may sell or deliver Common Stock in connection with these trades as permitted by applicable law, including, without limitation, delivering Common Stock to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale.

        Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of our Common Stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

        The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and their affiliates, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, the Selling Stockholder and other persons participating in a distribution of securities. In addition, we will make copies of this prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

        At a time a particular offering of shares of our Common Stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the number of shares of our Common Stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        If the Common Stock is sold through underwriters, broker-dealers or agents, the Selling Stockholders will be responsible for underwriting discounts and commissions (in addition to any other fees and expenses incurred in connection therewith unless otherwise specified in the Registration Rights Agreement). Such compensation as to a particular broker-dealer may be in excess of customary commissions. The Selling Stockholders and any broker-dealers acting in connection with the sale of the shares of Common Stock hereunder may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of shares of Common Stock as principals may be deemed underwriting compensation under the Securities Act. Neither we nor the Selling Stockholders can presently estimate the amount of that compensation. We know of no existing arrangements between the Selling Stockholders and any such broker, dealer or agent relating to the sale or distribution of the shares of Common Stock.

        There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock covered by this prospectus supplement.

LEGAL MATTERS

        The validity of the offered securities will be passed upon by Kutak Rock LLP.

PROSPECTUS

Uniti Group Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Purchase Contracts
Units
Warrants

        We may offer from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: (i) shares of our common stock, $.0001 par value per share; (ii) shares of our preferred stock, $.0001 par value per share; (iii) debt securities; (iv) depositary shares, which may represent a fractional interest in a share, or multiple shares, of a particular class or series of our preferred stock; (v) purchase contracts; (vi) units; and (vii) warrants to purchase common stock, preferred stock, depositary shares or debt securities. This prospectus will allow us to issue securities over time.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. You should read this prospectus and the applicable accompanying prospectus supplement(s), including the documents incorporated by reference, carefully before you make your investment decision.

        We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. The securities may also be resold by selling security holders from time to time. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Our common stock is listed on the NASDAQ Global Select Market (the "Nasdaq") under the symbol "UNIT." On March 11, 2020, the last reported sales price of our common stock on the Nasdaq was $8.88 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in these securities involves risk. You should carefully read and consider the risk factors included in periodic reports, the prospectus supplement relating to a specific offering of securities, and in other documents that we may file with the Securities and Exchange Commission. See "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2020

        Unless the context requires otherwise, the words "Uniti," "we," "Company," "us" and "our" refer to Uniti Group Inc. and its subsidiaries.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates. Since the respective dates of such documents, our business, financial condition, results of operations and prospects may have changed. We can use this prospectus to sell the securities only if it is accompanied by a prospectus supplement or a free writing prospectus.

 MARKET AND INDUSTRY DATA

        This prospectus and any applicable prospectus supplement may contain or incorporate by reference industry, market and competitive position data and forecasts that are based on industry publications and studies conducted by third parties. Although industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, they do not guarantee the accuracy or completeness of such information, and we will not independently

i

verify any of the data from third-party sources or ascertain the underlying economic assumptions relied upon therein. While we believe that the market position, market opportunity and market size information included in this prospectus or any applicable prospectus supplement will be generally reliable, such information is inherently imprecise. The industry forward-looking statements included in this prospectus and any applicable prospectus supplement may be materially different than actual results.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of the securities from time to time.

        This prospectus provides you with a general description of the securities that may be offered by us and/or our selling security holders. Each time we or any selling security holder sells securities, we or the selling security holder will provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. The prospectus supplement and any other offering materials may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus and any prospectus supplement together with any additional information and any other offering materials (including a free writing prospectus) prepared by us or on our behalf. We have not authorized anyone to provide you with different information. You should also read and carefully consider the information in the documents we have referred you to under "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus or any related prospectus supplement may add, update or change information contained in this prospectus or such prospectus supplement. Any information in such subsequent filings that is inconsistent with this prospectus or any such prospectus supplement will supersede the information in this prospectus or such prospectus supplement.

        We may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See "Plan of Distribution" below for more information on this topic. No securities may be sold without delivery of a prospectus supplement or a free writing prospectus describing the method and terms of the offering of those securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information filed separately with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in a prospectus supplement will automatically be deemed to update and supersede this information. We are incorporating by reference into this prospectus and any accompanying prospectus supplement the documents (and any amendments to such documents) listed below (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act")):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020;

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  our Current Reports on Form 8-K (or 8-K/A), filed on February 5, 2020 (only with respect to Item 8.01 thereof and Exhibit 99.1 thereto), February 10, 2020, February 14, 2020, March 2, 2020 and March 10, 2020;

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  the description of our common stock contained in Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on March 26, 2015, including any amendments or reports filed with the SEC for the purpose of updating such description, including Exhibit 4.22 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 12, 2020; and

  •
  all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

        Information that is "furnished" to the SEC shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is part.

        Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement and any prospectus supplement, does not contain all of the information in the registration statement and the exhibits to the registration statement. For further information with respect to us, the selling security holders and the securities offered hereby, we refer you to the registration statement and to the exhibits to the registration statement. Statements contained in this prospectus about the contents of any contract or any other document may not necessarily be complete, and, in each instance, we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

        We are subject to the information reporting requirements of the Exchange Act, as amended, and we file reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, as well as the registration statement of which this prospectus is a part and the filings incorporated by reference into this prospectus, through the SEC's Internet website, which is located at http://www.sec.gov, that are filed electronically with the SEC. You may access our reports, proxy statements and other information, as well as the registration statement of which this prospectus is a part, at the SEC's Internet website.

        We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus. You should direct requests for those documents to:

Uniti Group Inc.
Attention: Investor Relations
10802 Executive Center Drive
Benton Building Suite 300
Little Rock, Arkansas 72211
(501) 850-0820

        We maintain a website at www.uniti.com, where investors can find press releases, financial filings and other information about us. The reference to our website does not constitute incorporation by reference of the information contained at, or that can be accessed through, the site, and you should not consider it a part of this prospectus or any other document we file with or furnish to the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements as defined under U.S. federal securities law. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, statements regarding: our expectations regarding the settlement we have announced with Windstream Holdings, Inc. ("Windstream Holdings") and its subsidiaries (Windstream Holdings, together with its subsidiaries, "Windstream") and our ability to obtain court approval for such settlement and satisfy the conditions precedent to its effectiveness, and Windstream's ability to implement a successful plan of reorganization and emerge from bankruptcy; if the settlement is not effected, the bankruptcy and Windstream's performance under its long-term exclusive triple-net lease with us (the "Master Lease"); if the settlement is not effected, our expectations with respect to the treatment of the Master Lease in Windstream's petitions for relief under Chapter 11 of the Bankruptcy Code, including with respect to Windstream's claims that the Master Lease should be recharacterized as a financing transaction, that the Master Lease is a lease of personal property and that rent payments and tenant capital improvements made by Windstream under the Master Lease constituted constructive fraudulent transfers and that we are in breach of certain of our obligations under the Master Lease; our expectations regarding the effect of substantial doubt about our ability to continue as a going concern; our expectations about our ability to maintain our status as a real estate investment trust ("REIT"); our expectations regarding the future growth and demand of the telecommunication industry, future financing plans, business strategies, growth prospects, operating and financial performance, and our future liquidity needs and access to capital; expectations regarding the impact and integration of Information Transport Solutions, Inc. and JKM Consulting, Inc. d/b/a M2 Connections, including expectations regarding operational synergies with Uniti Towers and Uniti Fiber; expectations regarding the probability of our obligation to pay contingent consideration upon Tower Cloud, Inc.'s achievement of certain defined operational and financial milestones; expectations regarding future deployment of fiber strand miles and small cell networks and recognition of revenue related thereto; expectations regarding levels of capital expenditures; expectations regarding the deductibility of goodwill for tax purposes; expectations regarding reclassification of accumulated other comprehensive income (loss) related to derivatives to interest expense; expectations regarding the amortization of intangible assets; expectations regarding the impact of the operating company-property company partnership with Macquarie Infrastructure Partners and related acquisition of Bluebird Network, LLC; our expectations regarding the wind down of our Consumer CLEC business; and expectations regarding the payment of dividends.

        Words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to:

  •
  the future prospects of our largest customer, Windstream Holdings, which, following a finding that it is in default of certain of its debt, on February 25, 2019, and along with all of its subsidiaries, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code;

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  our ability to continue as a going concern if our settlement is not implemented and/or Windstream is not able to successfully emerge and the settlement is not implemented, and Windstream Holdings were to succeed in its recharacterization and fraudulent transfer claims against us, reject the Master Lease or be unable or unwilling to perform its obligations under the Master Lease;

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  the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements;

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  the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them;

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  the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant;

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  our ability to renew, extend or retain our contracts or to obtain new contracts with significant customers (including customers of the businesses that we acquire);

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  the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms or operate and integrate the acquired businesses;

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  our ability to generate sufficient cash flows to service our outstanding indebtedness and fund our capital funding commitments;

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  our ability to access debt and equity capital markets;

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  adverse impacts of changes to our business, economic trends or key assumptions regarding our estimates of fair value, including potential impacts of recent developments surrounding Windstream that could result in an impairment charge in the future, which could have a significant impact to our reported earnings;

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  the impact on our business or the business of our customers as a result of credit rating downgrades, and fluctuating interest rates;

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  adverse impacts of litigation or disputes involving us or our customers;

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  our ability to retain our key management personnel;

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  our ability to maintain our status as a REIT, including as a result of the effects of the recent events with respect to our largest customer, Windstream Holdings;

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  changes in the U.S. tax law and other federal, state or local laws, whether or not specific to REITs, including the impact of the 2017 U.S. tax reform legislation;

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  covenants in our debt agreements that may limit our operational flexibility;

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  the possibility that we may experience equipment failures, natural disasters, cyber attacks or terrorist attacks for which our insurance may not provide adequate coverage;

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  the risk that we fail to fully realize the potential benefits of or have difficulty in integrating the companies we acquire;

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  other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and

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  additional factors discussed in Part I, Item 1A "Risk Factors" and Part II, Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as those described from time to time in our future reports filed with the U.S. Securities and Exchange Commission (the "SEC").

        Forward-looking statements speak only as of the date of this prospectus. Except in the normal course of our public disclosure obligations, we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

UNITI GROUP INC.

        We are an independent, internally managed real estate investment trust engaged in the acquisition and construction of mission critical infrastructure in the communications industry. We are principally focused on acquiring and constructing fiber optic broadband networks, wireless communications towers, copper and coaxial broadband networks and data centers.

        Our executive offices are located at 10802 Executive Center Drive, Benton Building Suite 300, Little Rock, Arkansas 72211. Our telephone number is (501) 850-0820.

RISK FACTORS

        Investing in these securities involves risk. Before you invest in the securities, you should carefully consider all of the risk factors incorporated by reference in this prospectus, including the risk factors set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with any risk factors discussed in this prospectus or any applicable prospectus supplement. You should also carefully consider all of the other information included or incorporated by reference in this prospectus. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, cash flows, results of operations, prospects, and our ability to implement our investment strategy and to make or sustain distributions to our stockholders, which could result in a partial or complete loss of your investment in our securities. Some statements in this prospectus constitute forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, the repayment of outstanding indebtedness, working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in a manner consistent with maintaining our qualification as a REIT.

        If a prospectus supplement includes an offering by selling security holders, we will not receive any proceeds from such sales.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of our common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of the Maryland General Corporation Law (the "MGCL") and our charter and bylaws. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws."

General

        Our charter authorizes us to issue up to 500,000,000 shares of common stock, $0.0001 par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that we are authorized to issue. As of March 4, 2020 there were 193,263,981 shares of common stock issued and outstanding.

        Under Maryland law, a stockholder generally is not liable for a corporation's debts or obligations solely as a result of the stockholder's status as a stockholder.

Terms

        All shares of our common stock that may be offered and sold pursuant to the registration statement of which this prospectus forms a part will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of our stock and the provisions of our charter that restrict transfer and ownership of our stock discussed in the "Restrictions on Ownership and Transfer" section, the holders of shares of our common stock are generally entitled to receive dividends on such stock out of assets legally available for distribution to the stockholders when, as and if authorized by our board of directors and declared by us. The holders of shares of our common stock will also be entitled to share ratably in our net assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all known debts and liabilities.

        Subject to the rights of any other class or series of our stock and the provisions of our charter that restrict transfer and ownership of our stock discussed in the "Restrictions on Ownership and Transfer" section, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Under our charter, there is no cumulative voting in the election of directors. Our bylaws require that each director be elected by a plurality of votes cast with respect to such director, except in the case of an uncontested election, in which case our bylaws require that each director be elected by a majority of votes cast with respect to such director.

        Holders of shares of our common stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter that restrict transfer and ownership of our stock, all shares of our common stock will have equal dividend, liquidation and other rights.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of shares of common stock or the number of shares of any class or series of stock that we have the authority to issue.

        We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of common stock and to authorize us to issue additional authorized but unissued shares of our common stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of preferred stock that we may issue in the future or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of Uniti that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

Restrictions on Ownership and Transfer

        To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of the common stock. See "Restrictions on Ownership and Transfer."

Transfer Agent and Registrar

        The registrar and transfer agent for our common stock is EQ Shareowner Services.

Listing

        Our common stock is listed on the NASDAQ Global Select Market ("NASDAQ") under the symbol "UNIT."

DESCRIPTION OF PREFERRED STOCK

        The specific terms of a particular class or series of preferred stock will be described in the prospectus supplement relating to that class or series, including a prospectus supplement providing that preferred stock may be issuable upon the exercise of warrants we issue. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the articles supplementary related to that class or series.

General

        Our charter authorizes us to issue up to 50,000,000 shares of preferred stock, $.0001 par value per share. Our board of directors is permitted from time to time to establish and to cause us to issue one or more classes or series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such classes or series. Accordingly, our board of directors, without stockholder approval, is permitted to issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, may adversely affect the voting and other rights of the holders of our common stock, and could have the effect of delaying, deferring or preventing a change of control of Uniti or other corporate action. As of March 12, 2020, there are no shares of preferred stock currently outstanding.

Terms

        The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

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  the title of the series and the number of shares in the series;

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  the price at which the preferred stock will be offered;

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  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

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  the voting rights, if any, of the holders of shares of the preferred stock being offered;

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  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

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  the liquidation preference per share;

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  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

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  any listing of the preferred stock being offered on any securities exchange;

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  whether interests in the shares of the series will be represented by depositary shares;

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

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  the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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  any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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  information with respect to book-entry procedures, if any; and

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  any additional rights, preferences, qualifications, limitations and restrictions of the series.

        Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank: (i) senior to all classes or series of the common stock, and to any other class or series of the Company's stock expressly designated as ranking junior to the preferred stock; (ii) on parity with any class or series of the Company's stock expressly designated as ranking on parity with the preferred stock; and (iii) junior to any other class or series of the Company's stock expressly designated as ranking senior to the preferred stock.

Conversion Rights

        The terms and conditions, if any, upon which any shares of any class or series of preferred stock are convertible into common stock of the Company will be described in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Power to Increase or Decrease Authorized Shares of Preferred Stock and Issue Additional Shares of Preferred Stock

        Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without stockholder approval, to amend our charter from time to time to increase or decrease the aggregate number of shares of preferred stock or the number of shares of any class or series of stock that we are authorized to issue.

        We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of preferred stock, to authorize us to issue preferred stock and to classify or reclassify unissued shares of our preferred stock into other classes or series of preferred stock and thereafter to authorize us to issue such classified or reclassified shares of preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of preferred stock that we may issue in the future or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of Uniti that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

Restrictions on Ownership and Transfer

        We expect to adopt restrictions with respect to any class or series of preferred stock offered pursuant to this prospectus under the articles supplementary for each such class or series to assist us in complying with certain U.S. federal income tax requirements applicable to REITs. The applicable prospectus supplement will specify any additional ownership limitation relating to such class or series. See "Restrictions on Ownership and Transfer."

DESCRIPTION OF DEBT SECURITIES

        The following is a description of the general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus on which a series of debt securities may be convertible into or exchangeable for other securities. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

        The debt securities may be offered in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations, and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus.

        The debt securities will be issued under an indenture, and we have summarized select portions of the indenture below. The summary is not complete. We have filed the form of the indenture as an exhibit to the registration statement, and you should read the indenture and our debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meaning specified in the indenture.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolution, an officer's certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

        Unless otherwise specified in a prospectus supplement, the indenture will designate the trustee for the indenture with respect to one or more series of our debt securities. The specified trustee may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series.

        Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

  •
  the title of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

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  the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

  •
  any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

  •
  the date or dates on which the principal of the debt securities of the series is payable;

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  the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, and premium, if any, and interest, if any, on the debt securities shall be payable and the method of such payment, if by wire transfer, mail or other means, and the place or places where debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

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  if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part, at our option;

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  the obligation, if any, by us to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currencies in which and the other terms and conditions upon which debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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  the dates, if any, on which and the price or prices at which the debt securities of the series will be repurchased by us at the option of the holders thereof and other detailed terms and provisions of such repurchase obligations;

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  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities shall be issuable;

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  the forms of the debt securities of the series and whether the debt securities will be issuable as global securities;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

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  the currency of denomination of the debt securities of the series, which may be in U.S. dollars or any foreign currency;

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  the designation of the currency, currencies or currency units in which payment of the principal of, and premium, if any, and interest, if any, on, the debt securities of the series will be made;

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  if payments of principal of, and premium, if any, and interest, if any, on, the debt securities of the series are to be made in one or more currencies or currency units other than that or those in which such debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

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  the manner in which the amounts of payment of principal of, and premium, if any, or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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  the provisions, if any, relating to any security provided for the debt securities of the series thereof;

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  any addition to, change in or deletion from the events of default that apply to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

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  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities of the series;

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  the depositaries, interest rate calculation agents, exchange rate calculation agents or other agents, if any, with respect to the debt securities of the series, if other than as described in this prospectus or the indenture;

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  the provisions, if any, relating to conversion or exchange of any debt securities of the series, including if applicable, the conversion or exchange price, the conversion or exchange period, the securities or other property into which such debt securities will be convertible or exchangeable;

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  provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

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  whether the debt securities of the series will be senior debt securities or subordinated debt securities and, if applicable, the subordination terms thereof;

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  a discussion of additional material United States federal income tax consequences, if any, applicable to an investment in such debt securities; and

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  any other terms of the debt securities of the series (which terms may supplement, modify or delete any provision of the indenture insofar as it applies to such series of any debt securities of such series).

        In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the officer's certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, cash or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any such debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of our debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and premium, if any, and interest, if any, on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we designate for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

        You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities:

        Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

        So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

        We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

        We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

        We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of those participants.

        We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

        We have obtained the foregoing information concerning the depositary and the depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

        Unless otherwise specified in any prospectus supplement, we may consolidate with, or sell, lease or convey all or substantially all of our respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

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  We shall be the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions in the indenture;

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  immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

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  an officer's certificate and legal opinion covering these conditions shall be delivered to the trustee.

Events of Default

        Unless otherwise specified in any prospectus supplement, event of default means, with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of or premium on any debt security of that series when due and payable;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice of such default from the trustee or we and the trustee receive written notice of such default from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

        No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

        If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

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  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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  the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

        We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

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  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

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  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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  waive a redemption payment with respect to any debt security.

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the outstanding debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

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  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

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  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

        The conditions include:

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  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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  delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

        "Foreign Government Obligations" means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

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  direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or

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  obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of shares represented by depositary shares sets forth certain general terms and provisions of deposit agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which are or will be filed with the SEC.

General

        We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement relating to such series of depositary shares.

Deposit Agreement

        The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the applicable prospectus supplement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date under the terms specified in the deposit agreement and the applicable prospectus supplement.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to holders of depositary shares.

        The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts will be entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

        The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

        Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record holders of depositary shares relating to that series of preferred stock. Each holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder's depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of depositary shares relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Unless otherwise specified in the deposit agreement and the applicable prospectus supplement, holders of depositary shares will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        Each depositary will forward to the relevant holders of depositary shares all of our reports and communications that we are required to furnish to preferred stockholders of any series.

        The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

        Neither the depositary nor Uniti will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performing their duties in good faith and without negligence (in the case of any action or inaction in voting preferred stock represented by depositary shares), gross negligence or willful misconduct, and Uniti and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF PURCHASE CONTRACTS

        The following description sets forth certain general terms and provisions of the purchase contracts that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any purchase contract that we may offer and the related agreements will be described in the prospectus supplement relating to those purchase contracts. For more information, you should review the relevant form of purchase contract and the relevant form of pledge agreement for purchase contracts, if any, which are or will be filed with the SEC.

        If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

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  the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

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  whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder's obligations under the purchase contract;

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  any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

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  any provisions relating to any security provided for the purchase contracts;

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  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

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  a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

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  whether the purchase contracts will be issued in fully registered or global form; and

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  any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

        The following description sets forth certain general terms and provisions of the units that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the units that we may offer and the related agreements will be described in the prospectus supplement relating to those units. For more information, you should review the relevant form of unit agreement and relevant form of unit certificate, if any, which are or will be filed with the SEC.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain U.S. federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

DESCRIPTION OF WARRANTS

        The following description sets forth certain general terms and provisions of the warrants that we may offer from time to time. This summary does not contain all of the information that you may find useful. The particular terms of any of the warrants that we may offer and the related agreements will be described in the prospectus supplement relating to those warrants. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which are or will be filed with the SEC.

        We may issue warrants to purchase our securities or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select.

        You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  our securities or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

        In order for us to qualify as a REIT under the Internal Revenue Code ("Code"), our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, beneficially or constructively, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related party tenants (generally, a tenant of a REIT owned, beneficially or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify as a REIT, we must satisfy other requirements as well. See "Material U.S. Federal Income Tax Considerations—Taxation of the Company—Taxation of REITs in General."

        Our charter contains restrictions on the transfer and ownership of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock. These limits are collectively referred to herein as the "ownership limits." The constructive ownership rules under the Code are complex and may cause stock owned beneficially or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding common stock or less than 9.8% of our outstanding capital stock, or the acquisition of an interest in an entity that beneficially or constructively owns our stock, could, nevertheless, cause the acquiror, or another individual or entity, to own constructively shares of our outstanding stock in excess of the ownership limits.

        Upon receipt of certain representations and agreements and in its sole and absolute discretion, our board of directors is able to, prospectively or retroactively, exempt a person from the ownership limits or establish a different limit on ownership, or an excepted holder limit, for a particular stockholder if the stockholder's ownership in excess of the ownership limits would not result in us being "closely held" under Section 856(h) of the Code or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limits or creating an excepted holder limit, our board of directors will be able to, but is not required to, require an IRS ruling or opinion of counsel satisfactory to our board of directors (in its sole discretion) as it may deem necessary or advisable to determine or ensure our status as a REIT.

        Our board of directors is also able to, from time to time, increase or decrease the ownership limits unless, after giving effect to the increased or decreased ownership limits, five or fewer persons could beneficially own or constructively own, in the aggregate, more than 49.9% in value of our outstanding stock or we would otherwise fail to qualify as a REIT. Decreased ownership limits will not apply to any person or entity whose ownership of our stock is in excess of the decreased ownership limits until the person or entity's ownership of our stock equals or falls below the decreased ownership limits, but any further acquisition of our stock will be in violation of the decreased ownership limits.

        Our charter also prohibits:

  •
  any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would result in us being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT;

  •
  any person from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons;

  •
  any person from beneficially owning shares of our stock to the extent such ownership would result in our failing to qualify as a "domestically controlled qualified investment entity," within the meaning of Section 897(h) of the Code;

  •
  any person from beneficially or constructively owning shares of our stock to the extent such beneficial or constructive ownership would cause us to own, beneficially or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of our real property; and

  •
  any person from constructively owning shares of our stock to the extent such constructive ownership would cause any "eligible independent contractor" that operates a "qualified health care property" on behalf of a "taxable REIT subsidiary" (a "TRS") of ours (as such terms are defined in Sections 856(d)(9)(A), 856(e)(6)(D)(i) and 856(l) of the Code, respectively) to fail to qualify as such.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits, or any of the other restrictions on transfer and ownership of our stock, and any person who is the intended transferee of shares of our stock that are transferred to the charitable trust described below, will be required to give immediate written notice and, in the case of a proposed transaction, at least 15 days prior written notice, to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter regarding restrictions on transfer and ownership of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such shares of our stock. Any attempted transfer of our stock which, if effective, would violate any of the other restrictions described above will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The trustee of the trust will be appointed by us and will be unaffiliated with us and any proposed transferee of the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restrictions on transfer and ownership of our stock, then the transfer of the shares will be null and void and the proposed transferee will acquire no rights in such shares.

        Shares of our stock held in trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion, to rescind as void any vote cast by a proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        If our board of directors or a committee thereof determines in good faith that a proposed transfer or other event has taken place that violates the restrictions on transfer and ownership of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer; provided that any transfer or other event in violation of the above restrictions shall automatically result in the transfer to the trust described above, and, where applicable, such transfer or other event shall be null and void as provided above irrespective of any action or non-action by our board of directors or any committee or designee thereof.

        Shares of stock transferred to the trustee will be deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price of such stock at the time of such devise or gift) and (2) the market price of such stock on the date we, or our designee, accept such offer. We may reduce the amount so payable to the trustee by the amount of any dividend or other distribution that we made to the proposed transferee before we discovered that the shares had been automatically transferred to the trust and that are then owed by the proposed transferee to the trustee as described above, and we may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. We will have the right to accept such offer until the trustee has sold the shares held in the charitable trust, as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will be required to distribute the net proceeds of the sale to the proposed transferee, and any distributions held by the trustee with respect to such shares to the charitable beneficiary.

        If we do not buy the shares, the trustee will be required, within 20 days of receiving notice from us of a transfer of shares to the trust, to sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits, or the other restrictions on transfer and ownership of our stock. After selling the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee will be required to distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held by the trust (e.g., in the case of a gift, devise or other such transaction), the market price of such stock on the day of the event causing the shares to be held by the trust and (2) the sales proceeds (net of any commissions and other expenses of sale) received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of any dividends or other distributions that we paid to the proposed transferee before we discovered that the shares had been automatically transferred to the trust and that are then owed by the proposed transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary, together with any distributions thereon. If the proposed transferee sells such shares prior to the discovery that such shares have been transferred to the trustee, then (a) such shares shall be deemed to have been sold on behalf of the trust and (b) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that such proposed transferee would have received if such shares had been sold by the trustee, such excess shall be paid to the trustee upon demand. The proposed transferee will have no rights in the shares held by the trustee.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions on transfer and ownership described above.

        Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, will be required to give us written notice stating the person's name and address, the number of shares of each class and series of our stock that the person beneficially owns, a description of the manner in which the shares are held and any additional information that we request in order to determine the effect, if any, of the person's beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who holds shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us in writing such information as we may request in order to determine the effect, if any, of the stockholder's beneficial and constructive ownership of our stock on our status as a REIT and to comply, or determine our compliance with, the requirements of any governmental or taxing authority.

        The restrictions on transfer and ownership described above could have the effect of delaying, deferring or preventing a change of control in which holders of shares of our stock might receive a premium for their shares over the then prevailing price.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See "Where You Can Find More Information."

Amendments to Our Charter and Bylaws and Approval of Extraordinary Actions

        Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that the affirmative vote of the holders of at least a majority in voting power of our outstanding stock is required to approve all charter amendments or extraordinary actions. However, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

        Our charter also requires the affirmative vote of the holders of at least a majority in voting power of our outstanding stock to amend the provisions of the charter relating to the restrictions on transfer and ownership of our stock, amendment of our bylaws, limitation of liability and indemnification of directors and officers, stockholder action and the inability of stockholders to act by written consent, and the amendment of the provision of our charter regarding amendments.

        Our board of directors has the authority, without any action by our stockholders, to amend Uniti's charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that Uniti has authority to issue.

        Any and all provisions of the bylaws may be repealed, altered, amended, or rescinded and new bylaws may be adopted (a) by the stockholders at any annual meeting of the stockholders or at any special meeting called for that purpose (provided that notice of such proposal is included in the notice of such meeting) and (b) by the board of directors at any regular or special meeting of the board of directors; provided, however, the board of directors does not have the power to alter or repeal any bylaw made by the stockholders.

Business Combinations

        Uniti has elected not to be governed by the Maryland Business Combination Act. If it were not for this election (which is stated in our charter and can be amended only with the approval of the holders of at least a majority in voting power of our outstanding stock), under the MGCL, certain "business combinations" between us and any interested stockholder or affiliate of an interested stockholder would be prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, a board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single class.

        These supermajority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. In light of the election in our charter, however, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested stockholder of ours.

Control Share Acquisitions

        Uniti has exempted all of its shares from the application of the Maryland Control Share Acquisition Act. If it were not for this exemption, Maryland law would provide that issued and outstanding shares of our stock acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

  •
  more than 50%.

        Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction or waiver of certain conditions, including an undertaking to pay the expenses of the special meeting. If no request for a special meeting is made, the corporation may itself present the question at any stockholder meeting.

        If voting rights are not approved at the special meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholder meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our charter contains a provision that exempts from the control share acquisition statute any and all acquisitions by any person of any shares of our stock. This charter provision can be amended only with the approval of the holders of at least a majority in voting power of our outstanding stock.

Subtitle 8

        Uniti is prohibited by its charter from electing to be subject to the "unsolicited takeover" provisions of Subtitle 8 of Title 3 of the MGCL which permit a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

        This prohibition may be rescinded or amended only with the approval of at least a majority in voting power of our outstanding stock.

Special Meetings of the Stockholders; Stockholder Action by Written Consent

        Our charter provides that special meetings of the stockholders may be called at any time by our board of directors or upon the written request of the holders of not less than 20% in voting power of our outstanding stock. Our charter prohibits stockholders from taking any action by written consent in lieu of a meeting for so long as any security of the Company is registered under Section 12 of the Exchange Act.

Transactions Outside the Ordinary Course of Business

        Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions must be approved by a majority in voting power of our outstanding stock.

Advance Notice of Director Nomination and New Business

        Our bylaws provide that, at any annual meeting of stockholders, nominations of individuals for election to the board of directors and proposals of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of directors or on such other proposed business and who has complied with the advance notice procedures of our bylaws. The stockholder generally must provide notice to the secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of preceding year's annual meeting. Only the business specified in our notice of meeting may be brought before any special meeting of stockholders.

        Our bylaws provide that nominations of individuals for election to our board of directors at a meeting of stockholders may be made only (1) by or at the direction of the board of directors or (2) by any stockholder of record at the time of provision of the notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder's notice, containing the information required by our bylaws, is delivered to the secretary (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary of our preceding year's annual meeting; provided that if the date of the annual meeting is changed by more than 30 days from such anniversary date, notice must be received not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made, or (ii) in the case of a special meeting, not earlier than 120 days prior to such special meeting and not later than the later of 90 days prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

        The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures will also permit a more orderly procedure for conducting stockholder meetings.

Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The restrictions on transfer and ownership of our stock will prohibit any person from acquiring more than 9.8% in value or in number, whichever is more restrictive, of the outstanding shares of our common stock or more than 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock, without the prior consent of our board of directors. Because our board of directors will be able to approve exceptions to the ownership limits, the ownership limits will not interfere with a merger or other business combination approved by our board of directors.

        The provisions described above, along with other provisions of the MGCL and our charter and bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control of us that might involve a premium price for shares of our common stockholders or otherwise be in the best interest of our stockholders, and could increase the difficulty of consummating any offer.

Exclusive Forum

        Our bylaws designate the Circuit Court for Baltimore City, Maryland (and, in some circumstances, other federal and state courts in Maryland) as the exclusive forum for resolving:

  •
  any derivative action or proceeding brought on behalf of Uniti;

  •
  any action asserting a claim for breach of fiduciary duty owed by any director, officer, stockholder, employee or agent of Uniti to Uniti or its stockholders;

  •
  any action asserting a claim against Uniti or any director, officer, stockholder, employee or agent of Uniti arising out of or relating to any provision of the MGCL, our charter or our bylaws; or

  •
  any action asserting a claim against Uniti or any director, officer, stockholder, employee or agent of Uniti governed by the internal affairs doctrine of the State of Maryland.

Limitation of Liability and Indemnification of Directors and Executive Officers

        Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active or deliberate dishonesty that is established by a final judgment and that is material to the cause of action. Our charter contains a provision that limits, to the maximum extent permitted by Maryland law, the liability of our directors and officers to us and our stockholders for money damages.

        Maryland law requires a Maryland corporation (unless otherwise provided in its charter, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation (which our charter provides for, to the maximum extent permitted by Maryland law) to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

        In addition, Maryland law permits a Maryland corporation (which our charter provides for, to the maximum extent permitted by Maryland law) to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

        Our charter requires, to the maximum extent permitted by Maryland law, that we indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (1) any present or former director or officer who is a party to a proceeding (or threatened to be made a party) by reason of his or her service in that capacity, and (2) any individual who, while a director or officer and, at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities.

        In respect to our obligations to provide indemnification to directors and officers for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and it is therefore unenforceable.

        We have entered into an indemnification agreement with each of our directors and executive officers that provide for indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person's service as an officer or director of ours. We also maintain insurance on behalf of our directors and officers, insuring them against liabilities that they may incur in such capacities or arising from this status.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. Supplemental U.S. federal income tax considerations relevant to beneficial owners of the securities offered by this prospectus (including disclosure as to the material U.S. federal income tax consequences of investing in our preferred stock, depositary shares, debt securities, units or warrants to purchase our common stock, preferred stock, depositary shares or debt securities) may be provided in the prospectus supplement that relates to those securities. For purposes of this section, references to "Uniti," "we," "our" and "us" generally mean only Uniti Group Inc. and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based on the Code, the regulations promulgated by the Treasury, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. It does not discuss any other U.S. federal tax consequences (e.g., estate or gift tax considerations), state, local or non-U.S. tax consequences relevant to us or an investment in our common stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences, consequences to you if you are subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement (as defined in Section 451 of the Code), or tax consequences applicable to investors subject to special rules, such as:

  •
  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies;

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  real estate investment trusts;

  •
  partnerships or other pass-through entities;

  •
  persons who receive our stock as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  tax-exempt organizations (except to the extent discussed below); and

  •
  certain U.S. expatriates.

        This summary assumes that investors will hold their common stock as a capital asset, which generally means property held for investment.

        The U.S. federal income tax treatment of Uniti and an investment in our common stock depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder's particular tax circumstances. You are urged to consult with your tax advisor as to the U.S. federal, state, local, and non-U.S. income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

TAXATION OF UNITI

        We made an election to be taxable as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015. We have been organized and operated in a manner such that we believe that we have met the requirements for taxation as a REIT for the 2015 taxable year and all subsequent years through our 2019 taxable year, and currently intend to continue to be organized and operated in a manner such that we believe we will meet the requirements for taxation as a REIT for the current taxable year and subsequent years. In connection with the filing of this registration statement, we expect to receive an opinion of Davis Polk & Wardwell LLP, our special tax counsel, with respect to our qualification to be taxed as a REIT (the "Tax Opinion").

        Investors should be aware, however, that an opinion of counsel is not binding on the IRS or any court. The Tax Opinion represents only the view of our tax counsel, based on its review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including representations relating to the values of our assets and the sources of our income. The Tax Opinion is expressed as of the date issued. Tax counsel will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in applicable law. Furthermore, both the validity of the Tax Opinion and our qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by tax counsel. Our ability to satisfy the asset requirements depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals.

        In connection with the spin-off, Windstream received a private letter ruling from the IRS (the "IRS Ruling"), which addressed certain issues relevant to our qualification as a REIT, including the character of certain of our assets and income. Although we may generally rely upon the IRS Ruling, no assurance can be given that the IRS will not challenge our qualification as a REIT on the basis of other issues or facts outside the scope of the IRS Ruling.

TAXATION OF REITS IN GENERAL

        As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under "—Requirements for Qualification—General." While we have been organized and operated in a manner such that we believe that we have met the requirements for taxation of a REIT for the 2015 taxable year and all subsequent years through our 2019 taxable year, and currently intend to continue to be organized and operated so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the requirements for taxation as a REIT in the future. See "—Failure to Qualify."

        If we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates double taxation at the corporate and stockholder levels that typically results from an investment in the stock of a corporation. With limited exceptions, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

        Most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as the rate that applies to long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and are taxed at rates applicable to ordinary income. The highest marginal non-corporate U.S. federal income tax rate applicable to ordinary income is 37%. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        Any net operating losses, foreign tax credits and other tax attributes that we generate will not pass through to our common stockholders, subject to special rules for certain items such as capital gains that we recognize. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

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  We will be taxed at the regular corporate rate (currently 21%) on any undistributed net REIT taxable income, including undistributed net capital gains.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business (other than foreclosure property as described below), such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property."

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the regular corporate rate.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, each of which is described below, but nonetheless maintain our qualification to be taxed as a REIT because we satisfy certain other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we fail to satisfy one or more of the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, each of which is described below, and yet maintain our qualification to be taxed as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the non-qualifying assets in question multiplied by the regular corporate tax rate if that amount exceeds $50,000 per failure.

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  If we fail to distribute to our stockholders during each calendar year an amount equal to or greater than the sum of (1) 85% of our ordinary income for such year, (2) 95% of our capital gain net income for such year and (3) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "—Requirements for Qualification—General."

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  A 100% tax may be imposed on transactions between us and a TRS (as defined below) that do not reflect arm's-length terms.

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  If we recognize gain on the disposition of any asset that was held by us on April 25, 2015 (when our REIT election became effective) during a specified period (generally, five years) thereafter, we will owe tax at the regular corporate tax rate on the lesser of (1) the excess of the fair market value of the asset on the effective date of our election to be taxed as REIT over our basis in the asset at such time, and (2) the gain recognized upon the disposition of such asset.

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  If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the regular corporate rate if we subsequently recognize gain on a disposition of any such assets during the five-year period following its acquisition from the subchapter C corporation.

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  The earnings of our TRSs will generally be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for its election to be taxed as a REIT;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities); and

  (7)
  that meets other tests described below, including with respect to the nature of its income and assets.

        The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation's initial tax year as a REIT (which, in our case, was 2015). Our charter provides restrictions regarding the ownership and transfers of shares of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above, among other purposes. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our stock and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If such record holder fails or refuses to comply with the demands, such record holder will be required by Treasury regulations to submit a statement with such record holder's tax return disclosing such record holder's actual ownership of our stock and other information.

        In addition, a corporation generally may not elect to be taxed as a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Certain Subsidiary Entities

  Disregarded Subsidiaries

        If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS, that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests" and "—Income Tests."

  Taxable REIT Subsidiaries

        In general, we may jointly elect with a subsidiary corporation that is not itself a REIT, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our common stockholders.

        We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our gross income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income that would not generate qualifying income for purposes of the REIT gross income tests, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

        The TRS rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT's tenants that are not conducted on an arm's-length basis. We believe that all of our transactions with our TRSs have been conducted on an arm's-length basis and we intend to continue to operate such that all of our transactions with our TRSs are conducted on an arm's-length basis.

  Ownership of Partnership Interests

        If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's gross income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and gross income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of gross income of any of our subsidiary partnerships will be treated as our assets and items of gross income for purposes of applying the REIT requirements.

        If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity to preserve our status as a REIT. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below under "—Income Tests—Failure to Satisfy the Gross Income Tests" and "—Asset Tests."

Income Tests

        In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," discharge of indebtedness and certain hedging transactions, generally must be derived from "rents from real property," gains from the sale of real estate assets, interest income derived from mortgage loans secured by real property or interests in real property (including certain types of mortgage-backed securities), dividends received from other REITs and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

  Rents from Real Property

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met.

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  The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue will generally not be excluded from the term "rents from real property" solely because it is based on a fixed-percentage or percentages of gross receipts or sales.

  •
  Neither we nor a beneficial or constructive owner of 10% or more of our stock beneficially or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation (but excluding any TRS), 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled TRS" is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled TRS" is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS.

  •
  Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met,

    then the portion of the rent attributable to personal property will not qualify as "rents from real property."

  •
  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis threshold and except as provided below. We are permitted, however, to perform directly certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of these permitted services include the provision of light, heat or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenues, or a TRS, which may be wholly or partially owned by us, to provide non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as "rents from real property."

  Interest Income

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. However, if the fair market value of the other property does not exceed 15% of the fair market value of the total property securing the obligation, then the loan will be treated as secured solely by real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test in certain circumstances. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued will generally not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

  Dividend Income

        We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

  Fee Income

        Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fee income earned by a TRS, however, will not be included in our gross income for purposes of our gross income tests.

  Hedging Transactions

        Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry "real estate assets" (as described below under "—Asset Tests"), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions is unlikely to be qualifying income for either the 95% or 75% gross income test.

  Failure to Satisfy the Gross Income Tests

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of rents received by us from Windstream failing to qualify as "rents from real property," we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations, which have not yet been issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT for the relevant taxable year, with the consequences described below under "—Failure to Qualify"). Even if these relief provisions apply, and we retain our status as a REIT, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        At the close of each calendar quarter, we must also satisfy six tests relating to the nature of our assets.

  •
  At least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, stock of other REITs, debt instruments of publicly offered REITs, as well as some kinds of mortgage-backed securities and mortgage loans.

  •
  Not more than 25% of the value of our assets may be represented by securities (other than securities that are taken into account favorably for purposes of the 75% asset test).

  •
  The aggregate value of all securities of TRSs that we hold may not, in the aggregate, exceed 20% of the value of our total assets (25% in taxable years beginning before December 31, 2017).

  •
  Not more than 25% of the value of our total assets may be represented by certain debt instruments issued by publicly offered REITs.

  •
  The value of any one issuer's securities that we own may not exceed 5% of the value of our total assets.

  •
  We may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value.

        The 5% and 10% asset tests do not apply to securities of TRSs, qualified REIT subsidiaries or securities that are "real estate assets," and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT and debt instruments issued by a publicly offered REIT are qualifying assets for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (although such debt will not be treated as "securities" for purposes of the 10% asset test, as explained below).

        Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute "straight debt," which term generally excludes, among other things, securities having certain contingent terms. A security does not qualify as "straight debt" where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer's outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a nongovernmental entity, (5) any security (including debt securities) issued by another REIT and (6) any debt instrument issued by a partnership if the partnership's income is of a nature that it would satisfy the 75% gross income test described above under "—Income Tests." In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT's proportionate interest in the equity and certain debt securities issued by that partnership.

        We may not regularly obtain independent appraisals to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances (particularly when the debt instrument is between related parties), which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

        However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (a) we satisfied the asset tests at the close of the preceding calendar quarter and (b) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (b) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

        Even if we did not qualify for the foregoing relief provisions, a REIT that fails one or more of the asset requirements is permitted to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the regular corporate tax rate and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

        In order to qualify for the rules that apply to the taxation of a REIT, including the deduction for dividends paid, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (1)
  the sum of:

  a.
  90% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid; and

  b.
  90% of our after tax net income, if any, from foreclosure property (as described below); minus

  (2)
  the excess of the sum of specified items of noncash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

        We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the taxable year and if paid with or before the first regular dividend payment after such declaration. These distributions will be treated as received by our stockholders in the taxable year in which paid. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends" unless we are a publicly offered REIT. A dividend is not a preferential dividend if the distribution is (i) pro rata among all outstanding shares of stock within a particular class and (ii) in accordance with any preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a publicly offered REIT.

        To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions."

        If we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for such year, (2) 95% of our capital gain net income for such year and (3) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other noncash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property (including shares of our common stock) in order to meet the distribution requirements, while preserving our cash. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend is subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.

        If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

        For purposes of the 90% distribution requirement and excise tax described above, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before January 31 of the following calendar year.

Earnings and Profits Distribution Requirement

        In connection with the spin-off, Windstream allocated its earnings and profits (as determined for U.S. federal income tax purposes) for periods prior to the consummation of the spin-off between Windstream and us in accordance with provisions of the Code. A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits (a "purging distribution").

        We do not believe that we have any such accumulated earnings and profits and, accordingly, did not make a purging distribution. If it is subsequently determined that we had non-REIT earnings and profits, we could fail to qualify as a REIT. So long as our failure to distribute non-REIT earnings and profits is not due to fraud with intent to evade tax, we generally may cure such failure by paying an interest charge on 50% of the amount of undistributed non-REIT earnings and profits and by making a special distribution to the extent that the undistributed non-REIT earnings and profits exceeds the interest charge. The amount of any such interest charge could be substantial.

Prohibited Transactions

        Net income that a REIT derives from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We believe that we have conducted our operations and intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at the regular corporate rate. We believe that we have structured, and we intend to continue to structure, our activities to avoid characterization of any of our sales or dispositions of property as prohibited transactions.

Like-Kind Exchanges

        We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Derivatives and Hedging Transactions

        We may enter into hedging transactions, including with respect to foreign currency exchange rate and interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as swap contracts, cap or floor contracts, futures or forward contracts and options. Except to the extent provided by Treasury regulations, in general, any gross income from a hedging transaction (including gain from the sale or disposition of a position in such a transaction) we enter into (1) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of hedging transactions, the gross income from those transactions is likely to be treated as non-qualifying gross income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We believe we have structured, and we intend to continue to structure, any hedging transactions in a manner that does not jeopardize our qualification to be taxed as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other taxable corporation, the income from which may be subject to regular corporate tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to gross income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (3) with respect to which we made a proper election to treat the property as foreclosure property.

        We will generally be subject to tax at the regular corporate tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

        Any redetermined rents, redetermined TRS service income, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations or if the interest payments were at a commercially reasonable rate. Redetermined TRS service income is income of a TRS that is understated as a result of services provided to us or on our behalf. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. We scrutinize all of our transactions with our TRSs and believe that we have conducted, and intend to conduct, such transactions on an arm's-length basis. However, we cannot assure you that we will be successful in avoiding this excise tax.

Failure to Qualify

        If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the gross income tests and asset tests, as described above in "—Income Tests" and "—Asset Tests."

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we will be subject to tax on our taxable income at the regular corporate rate. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to stockholders will be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a

REIT for the four taxable years following the year during which we cease to qualify as a REIT. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

TAXATION OF STOCKHOLDERS

Taxation of Taxable U.S. Stockholders

        A "U.S. stockholder" is any holder of our common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

        If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

  Distributions

        For such time as we qualify as a REIT, the distributions that we make on our common stock out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by you as ordinary income (taxed for U.S. federal income tax purposes at maximum rates of 37% for individuals and 21% for corporations) and will not be eligible for the dividends received deduction for corporations. A U.S. stockholder that is not a corporation for U.S. federal income tax purposes may be eligible for a deduction equal to 20% of ordinary dividend distributions received from REITs. With limited exceptions, dividends we pay are not eligible for taxation at the preferential income tax rates applicable to "qualified dividend income." The preferential tax rate for qualified dividend income will apply, however, to dividends designated by and received from us to the extent that the dividends are attributable to:

  •
  dividends we received from TRSs or other taxable corporations; or

  •
  income in the prior taxable year from sales of "built-in gain" property acquired by us from corporations in carryover basis transactions (less the amount of corporate tax on such income).

        Distributions that we designate as capital gain dividends will generally be taxed to you as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which you have held your common stock. The distributions we designate as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat you as having received, solely for tax purposes, our undistributed capital gains, and as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See "Taxation of Uniti—Taxation of REITs in General—Annual Distribution Requirements." Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates, and 21% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than twelve months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to you to the extent that the amount of such distributions does not exceed the adjusted basis of your common shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of your common shares. To the extent that such distributions exceed the adjusted basis of your shares, you generally must include such distributions in income as long-term capital gain if you have held your common shares for more than one year, or short-term capital gain if you have held your common shares for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend during January of the following calendar year.

        Earnings and profits are allocated to distributions with respect to preferred stock before they are allocated to distributions with respect to common stock. Therefore, depending on our earnings and profits and to the extent we have preferred shares outstanding, distributions with respect to our preferred shares (as compared to distributions with respect to our common shares) are more likely to be treated as dividends than as a return of capital or a distribution in excess of basis. In addition, the IRS requires a REIT that has two or more classes of shares outstanding to designate to each such class proportionate amounts of each type of its income, such as net capital gains, for each tax year based upon the percentage of total dividends distributed to each class for such year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of REITs in General—Annual Distribution Requirements." Such losses, however, are not passed through to you and do not offset your income from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in your hands to the extent that we have current or accumulated earnings and profits.

  Dispositions of Our Common Stock

        If you sell or dispose of shares of our common stock, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and your adjusted tax basis in the shares of common stock. In general, capital gains recognized by individuals, trusts or estates upon the sale or disposition of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income but not ordinary income (except in the case of individuals, who may also offset up to

$3,000 of ordinary income each year). In addition, any loss you recognize upon a sale or exchange of shares of our common stock held for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by you as long-term capital gain.

        If you recognize a loss upon a disposition of our common stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You are urged to consult with your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

  Passive Activity Losses and Investment Interest Limitations

        Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, you will not be able to apply any "passive losses" against income or gain relating to our common stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to non-U.S. stockholders. A "non-U.S. stockholder" is any holder of our common stock other than a partnership or U.S. stockholder.

  Distributions

        The portion of a distribution that we make to you out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that is not (1) attributable to capital gains that we recognize or (2) effectively connected with your conduct of a U.S. trade or business, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty.

        In general, except as discussed below, you will not be considered to be engaged in a U.S. trade or business solely as a result of your ownership of our common stock. If the dividend income from your investment in our common stock is, or is treated as, effectively connected with your conduct of a U.S. trade or business, you will generally be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to those dividends. This effectively connected income must generally be reported on a U.S. income tax return filed by you or on your behalf. The income may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) if you are a corporation.

        Unless our common stock constitutes a U.S. real property interest ("USRPI"), distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed our current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. You may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (1) your proportionate share of our current and accumulated earnings and profits, plus (2) your basis in your stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (i.e., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds your share of our earnings and profits, unless you are a "qualified foreign pension fund" (or wholly owned by one or more qualified foreign pension funds) or a "qualified collective investment vehicle," each as defined in the Code.

        You are urged to consult your tax advisor as to your qualification as a "qualified foreign pension fund" or a "qualified collective investment vehicle."

  Capital Gain Dividends

        Under FIRPTA, unless you are a qualified foreign pension fund or a qualified collective investment vehicle, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, a distribution that we make to you will, except as described below, be considered effectively connected with a U.S. trade or business conducted by you and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See "—Distributions" for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) if you are a corporation (other than a qualified foreign pension fund or a qualified collective investment vehicle). A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by you that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with your conduct of a U.S. trade or business, in which case you will be subject to the same treatment as U.S. stockholders with respect to that gain, except that if you are a corporation, you may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) or (2) you are a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case you will incur a 30% tax on his capital gains. We expect that a significant portion of our assets will be USRPIs.

        A capital gain dividend that would otherwise have been treated as a USRPI capital gain dividend will not be so treated or be subject to FIRPTA, and will generally not be treated as income that is effectively connected with a U.S. trade or business, but instead will be treated in the same manner as an ordinary dividend (see "—Ordinary Dividends"), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) you do not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We believe our common stock currently qualifies as "regularly traded," and expect that our common stock will continue to be regularly traded on an established securities market.

  Dispositions of Our Common Stock

        Unless our common stock constitutes a USRPI, a sale of our common stock by you will generally not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, our common stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of USRPIs. We expect that 50% or more of our assets will consist of USRPIs. Nevertheless, our common stock will not constitute a USRPI if (1) we are a "domestically controlled qualified investment entity" as discussed below, or (2) our common stock is "regularly traded" (as defined in applicable Treasury regulations) on an established securities market, and you have not owned more than 10% of the total fair market value of our common stock at any time during the five-year period ending on the date of the disposition (or its holding period, if shorter). As noted above, we believe our common stock currently qualifies as "regularly traded" and expect that our common stock will continue to be "regularly traded" on an established securities market.

        A REIT is a "domestically controlled qualified investment entity" if less than 50% of value of its stock is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period (generally the lesser of the five-year period ending on the date of the relevant disposition or the period of its existence), after applying certain presumptions regarding the ownership of its stock. Our charter contains restrictions designed to protect our status as a domestically controlled qualified investment entity, and we believe that we are, and will remain, a domestically controlled qualified investment entity, and that a sale of our common stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically controlled qualified investment entity.

        If gain on the sale of our common stock were subject to taxation under FIRPTA, then unless you are a qualified foreign pension fund or a qualified collective investment vehicle, you would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to that gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the common stock could be required to withhold 15% of the purchase price and remit that amount to the IRS.

        If you are a qualified foreign pension fund or a qualified collective investment vehicle, gain recognized by you generally will not be subject to FIRPTA.

        Gain from a sale by you of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States two cases: (1) if your investment in our common stock is effectively connected with your conduct of a U.S. trade or business, in which case you will be subject to the same treatment as a U.S. stockholder with respect to that gain, except that if you are a corporation you may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty) or (2) if you are a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case you will be subject to a 30% tax on your capital gain. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our common stock (subject to the 10% exception applicable to "regularly traded" stock described above), you may be treated as having gain from the sale or exchange of a USRPI if you (a) dispose of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquire, or enter into a contract or option to acquire, other shares of our common stock within 30 days after that ex-dividend date.

        You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our common stock.

Taxation of Tax-Exempt Stockholders

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI unless the REIT is a "pension-held REIT," as defined below. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

        Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, or supplemental unemployment compensation benefit trusts exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), or (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

        In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of any dividends received from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) we are required to "look through" one or more of our pension trust stockholders in order to satisfy the REIT "closely held" test and (2) either (a) one pension trust owns more than 25% of the value of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively own more than 50% of the value of our stock. Certain restrictions on ownership and transfer of shares of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

        Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

OTHER TAX CONSIDERATIONS

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which review may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% Tax on Investment Income

        Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and certain other investment income, including capital gains from the sale or other disposition of our common stock.

Backup withholding and information reporting

  U.S. stockholders

        Information returns will generally be filed with the IRS in connection with payments of dividends on our stock and proceeds from a sale or other disposition of our stock, unless you are an exempt recipient such as a corporation. You may also be subject to backup withholding on these payments unless you provide your taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

  Non-U.S. stockholders

        Information returns will be filed with the IRS in connection with payments on our stock and, unless you comply with certification procedures to establish that you are not a United States person, may be filed with the IRS in connection with the proceeds from a sale or other disposition of our stock. You may be subject to backup withholding on payments on our stock or on the proceeds from a sale or other disposition of our stock unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA

        Provisions of the Code commonly referred to as "FATCA" generally impose withholding at a rate of 30% on payments to foreign entities of dividends on common stock of a U.S. corporation, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution (as specifically defined for this purpose) generally will be entitled to a refund of amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Prospective investors should consult their tax advisers regarding the possible implications of these rules on their investment in our stock.

State, Local and Non-U.S. Taxes

        We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors are urged to consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our stock.

SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION

        We or any of the selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods.

        A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

        In addition, the manner in which we or any of the selling security holders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

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  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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  privately negotiated transactions.

        We or any of the selling security holders may also enter into hedging transactions. For example, we or any of the selling security holders may:

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  enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

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  sell securities short and redeliver such shares to close out our short positions;

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  enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

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  loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

        In addition, we or any of the selling security holders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or any of the selling security holders or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

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  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, any of the selling security holders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchasers for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay commissions, discounts, or concessions to dealers for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our common stock which is listed on the NASDAQ. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the securities, other than our common stock, on any securities exchange or on an automated quotation system; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. The nature of these transactions, if any, will be described in the applicable prospectus supplement.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

        The validity of the offered securities will be passed upon by Kutak Rock LLP. Davis Polk & Wardwell LLP will pass upon certain tax matters related to Uniti's qualification as a REIT. Any selling stockholders, underwriters, dealers or agents will be advised about legal matters by their own counsel, which counsel will be named in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 2 to the consolidated financial statements and an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.